Exhibit 99.1

Veracyte Announces Preliminary First Quarter 2020 Financial Results
and Provides Business Update in Response to COVID-19 Pandemic

Expects first quarter revenue in the range of $30.5 million to $31.5 million

Withdraws full-year 2020 guidance

SOUTH SAN FRANCISCO, Calif., April 16, 2020-- Veracyte, Inc. (Nasdaq: VCYT) today announced preliminary, unaudited and unreviewed financial results for the first quarter ended March 31, 2020 and withdrew its previously issued full-year 2020 financial performance guidance.

First Quarter 2020 Financial Results

Based upon preliminary financial information, Veracyte expects to report first quarter 2020 total revenue in the range of $30.5 million to $31.5 million, compared to $29.5 million in the first quarter of 2019. First quarter 2020 testing and product revenue is estimated to be in the range of $30.0 million to $30.6 million, compared to $25.4 million in the first quarter of 2019. The company expects to report genomic test volume from our Afirma, Percepta and Envisia classifiers in the range of 10,500 to 10,600 tests for the first quarter, compared to 9,162 tests in the first quarter of 2019. The company expects to report cash and cash equivalents of approximately $153 million at March 31, 2020.

While first quarter genomic testing volume increased approximately 15% compared to the first quarter of 2019, the company began to see volume decline in the second half of March and its reported genomic testing volumes in the first fifteen days of April 2020 declined over 50%, compared to the same period in 2019.

“We are generally pleased with our first-quarter financial performance, despite the rapid onset of the COVID-19 pandemic and associated shelter-in-place orders towards the end of the quarter,” said Bonnie Anderson, Veracyte’s chairman and chief executive officer. “However, during the second half of March, we experienced a significant decline in the volume of samples received, which has continued into April, resulting in a significant decline in revenue.”

Business Response to COVID-19 Pandemic

“We have taken swift steps to protect our employees and the broader community, while ensuring our ability to deliver genomic test results to physicians and their patients who need them. Our CLIA lab is running and most of our employees are working remotely. Meanwhile, the pandemic continues to have an unprecedented impact on the broader economy and on our business, with significant reductions in patient visits to physician offices and with medical centers significantly restricting functions. Once shelter-in-place orders begin to lift, we anticipate that the return to ‘normal’ may take time for our customers and their patients. Given the significant challenges we face from these circumstances, we are taking actions now to reduce expenses and preserve the health of our business,” said Ms. Anderson.

Actions that Veracyte is taking immediately to reduce costs include:

•Veracyte’s chairman and chief executive officer is reducing her base pay and target bonus by 25% until the company can resume normal operations
•Veracyte’s board of directors, executive leaders and certain other employees are taking a reduction in pay until the company can resume normal operations
•Approximately 60 employees are being put on a temporary furlough with a current goal of bringing them back from furlough once the company’s business rebounds. Veracyte will continue at this time to provide furloughed employees certain benefits including covering employee healthcare contributions during the furlough. In addition, Veracyte has terminated a small number of employees.
•Instituting a temporary hiring freeze
•Securing vendor discounts and halting all nonessential outside spending

“By taking temporary but necessary cost-saving measures now, we believe we will be better positioned to emerge strongly from this situation,” said Ms. Anderson. “Our confidence in Veracyte’s long-term positioning is boosted by the fundamental strength and diversification of our business, our strong balance sheet, our robust pipeline and our focus on helping patients to be diagnosed and treated sooner while avoiding unnecessary procedures – an approach that aligns with essential healthcare system needs.”

Withdrawal of 2020 Financial Guidance

Due to uncertainties surrounding the impact of the COVID-19 pandemic, Veracyte is withdrawing its previously issued financial guidance for full-year 2020. Veracyte will provide further information to investors when it releases its first quarter 2020 results.

First Quarter Conference Call and Webcast Details

Veracyte will host a webcast and conference call on Wednesday, May 6, 2020 at 5:00 p.m. Eastern Time to discuss its first quarter 2020 financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/95i5du7y. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call can be accessed as follows:
U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	5370469

About Veracyte
Veracyte (Nasdaq: VCYT) is a leading genomic diagnostics company that improves patient care by providing answers to clinical questions that inform diagnosis and treatment decisions without the need for costly, risky surgeries that are often unnecessary. The company's core products are uniquely developed with RNA whole-transcriptome sequencing and machine learning to deliver results that give patients and physicians a clear path forward. Since its founding in 2008, Veracyte has commercialized seven genomic tests and is transforming the diagnosis of thyroid cancer, lung cancer and idiopathic pulmonary fibrosis. In December 2019, Veracyte acquired the exclusive global diagnostic rights to the nCounter platform from NanoString Technologies, Inc., through which it plans to make its genomic tests available to physicians and their patients worldwide. These include commercial and in-development tests in breast cancer and lymphoma, respectively, which Veracyte also acquired through the transaction. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).
Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding Veracyte’s preliminary financial and operational results for the first quarter ended of 2020, the current and future impacts of COVID-19 on Veracyte’s business, actions Veracyte has taken in response to COVID-19, and Veracyte’s long-term outlook . Forward-looking statements are neither historical facts nor assurances of future performance, but are based only on our current beliefs, expectations and assumptions. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: the impact of COVID-19 on Veracyte’s business and operating results, specifically, and the healthcare system and economy more generally, Veracyte’s ability to achieve and maintain Medicare coverage for its tests; the benefits of Veracyte’s tests and the applicability of clinical results to actual outcomes; the laws and regulations applicable to Veracyte’s business, including potential regulation by the Food and Drug Administration or other regulatory bodies; Veracyte’s ability to successfully achieve and maintain adoption of and reimbursement for its products; the amount by which use of Veracyte’s products are able to reduce invasive procedures and misdiagnosis, and reduce healthcare costs; the occurrence and outcomes of clinical studies; and other risks set forth in Veracyte’s filings with the Securities and Exchange Commission, including the risks set forth in its annual report on Form 10-K for the year ended December 31, 2019. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, Afirma, Percepta, Envisia, Prosigna, LymphMark, and the Veracyte logo are trademarks of Veracyte, Inc.
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Investor and Media Contact:
Tracy Morris
Vice President of Corporate Communications
& Investor Relations
650-380-4413
tracy.morris@veracyte.com